Exhibit 10.5

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that we treat as private or confidential.

Contract No：

Information Technology Human Resources Outsourcing Service Cooperation Contract

Party A：

Party B: JAJI (Shanghai) Co., Ltd.

Signed date：

Signed at：

《Information Technology Human Resources Outsourcing Service Cooperation Contract》

Party A：

Party B：JAJI (Shanghai) Co., Ltd.

In order to establish and develop a long-term partnership in the field of information system construction, Party A and Party B have reached the following agreement through equal consultation on the basis of expressing their respective wishes truthfully and fully, and both parties shall abide by it together.

Article 1 Cooperation Mode

1.1	Party B shall provide qualified outsourcing service personnel recognized by Party A to the designated work location of Party A to complete the tasks entrusted by Party A in accordance with the requirements of Party A’s order (format detailed in “Attachment 1: Information System Personnel Outsourcing Service Demand Order”) as stipulated in this agreement.

1.2	During the validity period of the demand order, Party B shall ensure that service personnel strictly implement the requirements of Party A in terms of service cycle, quality standards, personnel skill requirements, daily management mode, work discipline, and rules and regulations. Party B shall be responsible for employee work attitude, team spirit, cultural activities, training, employee care, epidemic prevention and control, information security and confidentiality, etc.

1.3	During the validity period of this agreement, Party B must actively respond to the needs raised by Party A in accordance with the contract requirements, ensure the quality of outsourced personnel services, and ensure the stability of service personnel from a management perspective. To ensure efficient and orderly cooperation between both parties, Party B shall appoint a liaison person and a stable delivery team to serve Party A. The liaison person of Party B shall be responsible for liaising, promoting, tracking, and implementing daily affairs with Party A, as well as information exchange and payment procedures during the cooperation activities. If there are changes in the responsible person or service team members, Party A must be notified one month in advance to ensure a smooth transition of service handover.

1.4	Party A will evaluate the services provided by Party B based on their actual situation, and determine whether to continue the cooperation or terminate the contract based on the evaluation results.

1.5	The service personnel arranged by Party B have a labor relationship with Party B, and any terms of the contract shall not be construed as creating any labor relationship between Party A and Party B’s service personnel.

Article 2 Service Content

2.1 Outsourced personnel services include but are not limited to software development services, testing services, data processing services, user experience design services, and other related work.

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Software development includes but is not limited to:

(a) Assist Party A in conducting feasibility research and analysis required for the project, and comprehensively evaluate the impact of new requirements on the original system.

(b) Assist Party A in completing the required requirements analysis, architecture design, detailed design, coding, testing, deployment, and maintenance for the project.

(c) Assist Party A in writing project related documents.

(d) Assist the development/testing personnel of Party A in completing some modification work on the original system.

Software testing services include but are not limited to：

(a) Assist Party A in completing system testing.

(b) Assist Party A in completing performance testing.

(c) Assist Party A in completing regression testing.

User experience design services include but are not limited to：

(a) Interface design.

(b) Interaction design.

(c) Other design support work related to information system construction.

Data processing services include but are not limited to：

(a) Analysis, organization, calculation, editing and processing of data.

(b) Other data support work related to information system construction.

Article 3 Job Requirements

3.1 Requirement initiation and confirmation

(a)	Party A expresses its intention to meet the requirements to the designated contact person of Party B. Party B shall respond to the Party A’s confirmation of receipt of the requirements and provide a quotation within one working day after receiving Party A’s intention to meet the requirements. Party A determines whether Party B has the qualification to submit the demand through bidding.

(b)	Requirement response time：

Party B shall promptly respond to the demand level proposed by Party A, provide resumes of outsourcing service personnel, and assist in advancing the interview.

1）Requirement Level - Urgent: Within one working day after announcing the bidding results to Party A, Party B shall provide at least one resume of a candidate who meets Party A’s requirements and can attend the on-site interview.

2) Requirement Level - General: Within 3 working days after announcing the bidding results to Party A, Party B shall provide at least 1 resume of a candidate who meets Party A’s requirements and can attend the on-site test.

If the demand response fails to meet the above requirements three times, Party A has the right to stop the demand distribution or cooperation according to the actual situation.

(c)	Party B shall review the resume, education, degree and other information of the outsourced service personnel in advance before submitting them to Party A for review, to ensure the authenticity of the basic information provided to Party A’s service personnel. If Party A discovers false or deceptive information, the outsourced service personnel will not be allowed to enter, and Party A has the right to take measures such as stopping the distribution of demand or cooperation with Party B.

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(d)	Party B shall ensure that the qualified outsourcing service candidates reviewed by Party A enter the site at the agreed time. If the same demand occurs three or more times and fails to arrive on time, Party A has the right to suspend the demand distribution or cooperation according to the actual situation. If there are special circumstances that need to be negotiated separately, the final entry time of personnel shall be subject to the formal order content signed by both parties. The format is detailed in “Attachment 1:Information System Personnel Outsourcing Service Demand Order”.

(e)	The formal order must include valid signatures from authorized persons of both parties, and the authorized persons and signatures of both parties should be filed with each other. The format is detailed in the “Authorization Letter for Outsourced Service Orders of Information System Personnel” (Attachment 4).

(f)	When either party’s designated contact person changes, the changing party shall promptly notify the other party of the change result; When either party’s designated authorizer changes, the changing party shall re authorize and file with the other party.

3.2 Service personnel requirements

(a)	All service personnel of Party B shall meet the basic qualification requirements proposed by Party A in the demand intention for service personnel.

(b)	All service personnel of Party B shall comply with the system and standard requirements of Party A for their daily work management, including but not limited to the attendance, leave, resignation, overtime, assessment and other daily management system and standard requirements specified in Article 4.3 of this clause.

(c)	The service personnel provided by Party B shall comply with the requirements of the outsourced service personnel supervisor appointed by Party A, arrange according to the task plan, complete the operation and maintenance related service work on schedule, and arrange targeted training before entry.

(d)	All technical service personnel of Party B must ensure the quality of the service work they undertake and meet the requirements of the outsourcing service personnel supervisor. The service personnel of Party B shall work diligently, take the initiative to complete work tasks, and provide positive feedback and assistance in solving various problems that exist in the work. The service personnel of Party B shall not intentionally delay the work progress, otherwise the time incurred due to delay shall not be considered as working time.

Party B shall arrange personnel to enter the site according to the time requirements on the formal order; If the actual arrival time of personnel is later than the promised time due to the fault of Party B, it shall be deemed a breach of contract, and Party A shall have the right to take necessary remedial measures, including but not limited to finding outsourced personnel. Party B shall compensate for any losses caused to Party A.

3.3 Daily management

All service personnel of Party B shall comply with the system and regulatory requirements of Party A for their daily work management, including but not limited to the following provisions：

(a)	Attendance: During the office period of Party A, the service personnel of Party B shall comply with the relevant attendance management system of Party A. For service personnel of Party B who do not comply with the attendance system, corresponding measures will be taken in accordance with Party A’s relevant attendance system, including deducting service fees. For personnel who have repeatedly violated the attendance system, Party A has the right to demand Party B to replace them unconditionally.

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(b)	Leave: If the service personnel of Party B have any leave or adjustment matters during the office period of Party A, they shall comply with the relevant leave management system of Party A, report to Party A and obtain the consent of Party A’s project manager. Without affecting work tasks, Party B may handle various leave and compensatory leave matters through personnel replacement with the consent of Party A.

(c)	Equipment use: The ownership of key components, development tools, testing instruments, and important technical data purchased and provided by Party A for use by Party B due to work needs belongs to Party A. Party B shall return them to Party A at the end of the project. If the key components, development tools, and testing instruments mentioned above are damaged during normal use according to their required correct usage and storage methods, Party B shall not be liable for compensation; If the damage is caused by the abuse, misuse, or negligence of Party B or a third party, or if it is not used or stored in the prescribed operating environment, Party B shall compensate Party A at its current market price.

(d)	Resignation: When the service personnel of Party B resign, Party B shall notify Party A by contacting the person in charge at least one month before the personnel leave the site. Party B shall ensure that the personnel hand over their work before leaving and provide personnel according to whether Party A has requested replacement positions.

(e)	Overtime: Overtime refers to working as usual during statutory holidays (not required by the Party A’s industry) and designated rest periods (weekends and non weekends outside of Party A’s normal work hours).

1)	In principle, Party A does not arrange overtime, but Party A has the right to require Party B’s service personnel to work overtime due to work needs, and Party B’s service personnel have the obligation to work overtime according to Party A’s requirements.

2)	If Party A arranges for Party B’s service personnel to work overtime during rest time and holidays due to work needs, according to Party A’s relevant rules and regulations on overtime and compensatory leave, Party A shall arrange compensatory leave of 8 hours per day after calculation.

3)	The Party A shall not arrange compensatory time off or calculate working hours for overtime caused by the failure of Party B’s service personnel to complete work tasks within the prescribed working hours due to personal reasons.

(f)	Assessment：

1)	Assessment of outsourced service personnel：

●	The assessment of Party B’s service personnel is mainly based on the opinions of Party A, and the assessment frequency is determined according to actual work and management needs. The assessment standards can be dynamically adjusted by Party A based on the management requirements of Party B’s service personnel, including but not limited to work efficiency, basic qualities, work performance, and other aspects.

●	If the work tasks completed by the service personnel of Party B do not meet the process specifications or quality requirements of Party A, Party A has the right to require Party B to make corrections within a specified period of time. Party B who fails to make corrections within the specified period shall be deemed as unqualified.

●	The service personnel of Party B shall obey the work arrangements of Party A. Those who refuse to obey the work arrangements of Party A without justifiable reasons shall be deemed unqualified.

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●	For the service personnel of Party B who fail the assessment, Party A shall promptly notify Party B. Party A has the right to downgrade or require Party B to replace personnel for those confirmed by Party B.

●	Party B shall set a floating performance portion for the salary income of the service personnel based on the assessment results of Party A, and the basis for the payment of the floating performance portion shall be provided by Party A.

2)	Assessment of Outsourcing Service Providers：

Party A shall evaluate the outsourcing services provided by Party B from multiple dimensions such as service quality, demand response, performance of outsourcing service personnel, stability of outsourcing service personnel, and satisfaction of the employing department, and determine whether to continue or terminate the contract with Party B based on the evaluation results.

3.4 Personnel changes

(a)	The probationary period for the service personnel of Party B is 3 months. If the probationary period is not qualified, Party A has the right to request Party B to replace the personnel in a timely manner. Party B shall replace the unqualified personnel within 5 working days. During the handover period between the unqualified personnel of Party B and the qualified personnel after replacement, Party A shall only pay the fee for one person.

(b)	If the service personnel of Party B take consecutive leave for more than 3 working days, Party B shall promptly notify Party A, and Party A has the right to negotiate with Party B to decide whether to replace them based on the actual situation.

(c)	During the validity period of this contract, Party A has the right to request replacement of those who fail the assessment. Party B shall replace the unqualified personnel within 5 working days. During the handover period between the unqualified personnel of Party B and the qualified personnel after replacement, Party A shall only pay the fee for one person.

(d)	If the service personnel of Party B are unable to coordinate with the team members of Party A, the higher-level leaders of both parties shall negotiate to resolve the issue. If an agreement cannot be reached, Party A has the right to request Party B to replace the service personnel.

(e)	Party B shall not arbitrarily transfer personnel who are providing services to Party A, nor shall they arrange other work tasks for them. If the personnel of Party B are unable to continue serving Party A due to reasons caused by Party B or its personnel, Party B shall promptly supplement the relevant personnel within 5 working days and bear the losses caused to Party A. During the handover period between the replacement and replacement of personnel, Party A shall only pay the cost of one person.

(f)	After Party A requests the replacement of service personnel, Party B shall respond and confirm within 1 working day, and complete the replacement handover within 5 working days after confirmation.

Article 4 Fees and Payment

4.1	The price of this contract shall be calculated based on a fixed unit price per person month and settled according to the actual number of person months incurred. Travel expenses shall be reported based on actual expenses (if borne by Party A) and settled on a monthly basis; The quotation principle shall be executed in accordance with the contract quotation, and the personnel unit price shall be confirmed within the agreed quotation range based on the skills and work experience of Party B’s engineers. If there are individuals whose skills are outstanding or involve scarce or scarce technical resources evaluated by Party A, the personnel unit price may be separately agreed upon. The final calculation shall be based on the “Information System Personnel Outsourcing Service Demand Order” (see Annex 1) signed by authorized representatives of both parties.

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4.2	Service fee settlement: Settlement shall be made based on the “Monthly Work Report of Outsourced Personnel of Information System” (see Annex 2) and the “Detailed Table of Travel Expenses of Outsourced Personnel of Information System” (see Annex 3) confirmed by both parties. Calculated on a monthly basis according to the natural month, with payments made every three months.

(a)	If the service personnel of Party B are fully present in the current month, the monthly fee amount is equal to the unit price per person month.

(b)	If the service personnel of Party B have absenteeism records in the current month, their monthly expenses shall be settled according to the following formula：

Cost amount=(unit price per person month/working days per month) × (working days per month - absenteeism days per month)

(c)	If the service personnel of Party B have been on duty for less than one month, their monthly expenses shall be settled according to the following formula：

Cost amount=(unit price per person month/working days per month) x actual working days per month

(d)	Monthly working days are calculated based on actual days.

(e)	On the first [***] working days of each month, Party B shall prepare a list of service personnel fees for the previous month (including the total amount and details of payable amounts, and personnel fees shall be calculated based on the actual date of arrival), which shall be signed by the project managers or authorized persons of both parties or confirmed by email as the basis for payment. The travel standards shall refer to the standards of Party A’s company. If there are travel expenses for the current month, please submit the ‘Personnel Travel Expense Detail Table’ at the same time.

(f)	If Party A appoints Party B’s personnel for business trips, the travel expenses shall be reimbursed by Party B’s personnel to Party A based on the actual situation; Party A shall provide the second party with a detailed list of travel expenses for outsourced personnel and original documents for settlement. The total settlement amount is: reimbursed travel expenses * (1+[***]%)

4.3 Service fee payment: Party A shall pay Party B the service fee for the previous [***] months in the following [***].

(a)	After summarizing the service fee table for the previous [***] months at the end of every [***] months, Party B shall provide Party A with corresponding payment vouchers. Upon receipt of Party B’s payment vouchers, Party A shall make full payment according to the invoice amount.

(b)	Party B shall provide Party A with payment vouchers, including the original invoice issued by Party B, the “Monthly Work Report of Outsourced Personnel of Information System” (see Annex 2) confirmed by both parties, and the “Detailed Table of Travel Expenses of Outsourced Personnel of Information System” (see Annex 3).

(c)	Party B shall provide Party A with invoices for technical service fees every month (including the total settlement amount of travel expenses if Party A bears the travel expenses)

(d)	After receiving the invoice provided by Party B, Party A shall pay the payable amount to Party B’s account within [***] working days.

4.4	Service fee specification：

(a)	The above expenses include personnel usage fees and travel expenses (if borne by Party A), but do not include other expenses.

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(b)	Other expenses refer to all expenses incurred by Party B’s personnel at the workplace during the service period, including but not limited to commuting expenses, meals, medical expenses, social insurance, and housing provident fund, all of which shall be borne by Party B. If the cost of work-related injury or personal injury is not caused by Party A, it shall not be related to Party A.

(c)	Billing start date: The personnel of Party B will be charged based on the attendance date on site.

Party B shall issue a corresponding value-added tax special invoice that complies with national regulations to Party A before receiving the contract payment. Otherwise, Party A has the right to postpone payment until Party B provides the corresponding invoice.

Article 5 Intellectual Property and Confidentiality

5.1	The intellectual property rights of the development results formed by the service personnel of Party B in order to complete the work of Party A shall belong entirely to Party A. Party A has intellectual property rights over the maintenance and testing technology provided to Party B, and Party B may use it only for the purpose of this contract. The service personnel of Party B shall sign the “Confidentiality Agreement for Outsourced Personnel of Information System” as requested by Party A. The format of the confidentiality agreement is shown in Annex 5.

5.2	Party B guarantees that the system developed or designed by the service personnel of Party B does not have any intellectual property defects or infringe on the legitimate rights and interests of any third party. Party B shall fully bear all losses caused to Party A due to the third party’s claim of rights to the system.

5.3	Party B guarantees that its service personnel do not infringe upon the intellectual property rights or other legitimate rights and interests of Party A or any third party. Otherwise, Party B shall directly bear any liability and consequences arising therefrom to Party A or any relevant third party. If any third party claims rights against Party A regarding the behavior of Party B’s personnel, Party B shall also respond to relevant complaints, investigations, lawsuits, or arbitrations. Party B agrees to pay the compensation amount determined by the effective document confirmation or settlement. Once such disputes, lawsuits or requests occur, Party A shall promptly notify Party B, and Party B shall actively and properly handle the relevant negotiation, communication, response, defense, mediation or settlement in a timely manner. During this process, Party A will provide reasonable assistance to Party B in order for Party B to obtain the rights it deserves. If Party B refuses to intervene or is negligent in handling the dispute, Party A has the right to independently decide to participate in the negotiation and communication of such disputes or to respond to the lawsuit, defend, mediate or settle the claim based on the actual situation. Party B agrees to bear all expenses incurred by Party A in handling such disputes, including but not limited to lawyer fees, judicial procedure fees, notarization fees, appraisal fees, travel expenses, and all legal consequences. If Party A suffers losses as a result, Party B shall also be responsible for compensation.

5.4	Either party shall be responsible for keeping confidential any trade secrets obtained from the other party during the signing and performance of this contract. Trade secrets refer to any technical and commercial information provided by one party to the other after the first contact between the two parties regarding the project, including but not limited to：

(a)	Information recorded by handwriting, printing, software, film, or other accessible means；

(b)	Publicly disclosed orally but without specifying at the time of disclosure that information does not require confidentiality；

(c)	Information presented in various forms such as software code, text graphics, drawings, analysis notes, memos, research reports, and edited materials. Except for information that is already in the public domain at the time of disclosure.

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5.5 Both Party A and Party B must abide by the following commitments at any time during the validity period of the contract or after its termination：

(a)	All trade secrets disclosed to each other between the two parties shall belong to the disclosing party, and the other party shall only use them within the scope of the contract. Outside the purpose of this contract, the other party shall not use the other party’s trade secrets in any way;

(b)	Do not disclose, sell, rent, transfer, license or share the other party’s trade secrets to any third party in any way, or provide means of accessing the other party’s trade secrets.

(c)	If one party needs to provide the other party’s confidential information to a third party due to the performance of a cooperative project, they should first obtain the other party’s written permission and ensure that the third party does not disclose this information to anyone unrelated to the project.

(d)	At the end of the cooperation project, both parties shall return all or part of the written materials containing “trade secrets” and destroy the relevant electronic files according to each other’s specific requirements.

5.6 This contract includes all contracts related to confidential matters between both parties. Any other prior contracts, representations or warranties shall be subordinate to this contract. If there is a need to make changes to the terms of this chapter, both parties must affix their official seals to the written document of the change contract and have it signed by authorized representatives of both parties before it can take effect.

5.7 If a party violates the provisions of this chapter and causes losses to the other party, the defaulting party shall compensate for its losses and bear relevant legal responsibilities.

Article 6 Force Majeure

6.1	Force majeure must refer to unforeseeable and insurmountable events beyond the control of one party, including but not limited to：

(a)	Natural disasters, earthquakes, floods, lightning strikes, fires, etc；

(b)	War or quasi war state, terrorist activities, martial law, riots, strikes, industry disputes, etc.

6.2	After the contract comes into effect, if the delay in the construction period of Party B is caused by the above-mentioned force majeure factors, such delay shall be deemed as force majeure, and Party B shall not be liable for breach of contract, but must try to notify Party A in a timely manner.

6.3	If the construction period of Party A is delayed due to the above-mentioned force majeure factors, such delay shall be deemed as force majeure, and Party A shall not be liable for breach of contract, but must try to notify Party B in a timely manner.

6.4	Within ten days after the occurrence of a force majeure event, the Party Affected by the force majeure shall deliver the certificate issued by the relevant department to the other Party By registered mail or fax. Otherwise, the other party may not recognize the impact of the force majeure and shall bear the liability for breach of contract.

6.5	If the impact of force majeure events lasts for more than 30 consecutive days, both parties shall resolve the performance issues of this contract through friendly negotiation and reach a contract as soon as possible.

Article 7 Liability for Breach of Contract

7.1	If Party B fails to perform the outsourcing service work in accordance with the requirements of this contract, Party A has the right to suspend payment of operation and maintenance fees to Party B and demand that Party B pay a penalty of [***]% of the accumulated service fees incurred in the current year, and Party A has the right to terminate the contract; If the fault of Party B leads to system failure, paralysis, loss or deletion of system data, and causes losses to Party A, Party A has the right to stop paying the cooperative operation and maintenance fees and demand that Party B compensate for all losses caused to Party A, and Party A has the right to terminate the contract.

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7.2	If Party B violates the intellectual property rights or any other rights of a third party during the outsourcing of operation and maintenance services as required, Party A has the right to stop paying operation and maintenance fees to Party B and demand that Party B pay a penalty of [***]% of the accumulated service fees incurred in the current year. Party A also has the right to terminate the contract. If this causes losses to Party A, Party B shall compensate Party A for all losses.

7.3	If either party fails to perform the contract in accordance with the terms of this contract, the non breaching party shall have the right to demand payment of a penalty from the breaching party, which shall be [***]% of the accumulated service fees incurred in the current year.

7.4	Party A shall pay the service fee to Party B in accordance with the contract. If Party A fails to make payment on time, Party A shall pay Party B a penalty of [***]% of the overdue fee for each day of delay, with a maximum penalty of [***]% of the accumulated service fees incurred in the current year.

Article 8 Supplier Declaration and Commitment

Party B declares that at the time of signing this contract and during the execution of this contract：

8.1	Party B shall ensure that the delivered software is free from backdoors and malicious code, and will not cause any form of damage to Party A. If Party B fails to strictly fulfill this commitment and causes losses to Party A, Party B shall compensate for all losses.

8.2	Party B agrees that if it violates the above statements and commitments, Party A has the right to terminate this contract immediately upon written notice to Party B, without any liability for compensation. At the same time, Party A has the right to seek any other legal remedies within the scope permitted by law.

Article 9 Amendment and Termination of the Contract

9.1	Party A shall evaluate and assess the services provided by Party B annually. Based on the performance of the Party B’s services, Party A reserves the right to cancel the cooperation qualification of Party B.

9.2	If either party has legitimate reasons to request a change or termination of this contract, they shall notify the other party one month in advance and negotiate a solution. The termination of the contract shall not harm the interests of any third party, and both parties shall make reasonable arrangements for this purpose.

9.3	Party A has the right to unilaterally terminate this contract without assuming any responsibility or expenses under the following conditions, but needs to notify Party B [***] days in advance.

(a)	Party B transfers all or part of this contract to a third party without the written permission of Party A and its authorized department.

(b)	The services provided by Party B cannot meet the reasonable requirements of Party A, and after being notified by Party A, they still cannot meet Party A’s requirements within a certain reasonable period of time.

(c)	The services provided by Party B infringe upon the intellectual property rights and any other rights of third parties.

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9.4	Party B undertakes to comply with the relevant provisions of the “Network and Information Security Management Measures for the Securities and Futures Industry” and accept the information security extension inspection of the China Securities Regulatory Commission and its dispatched institutions.

9.5	Party B shall establish a sound internal quality control mechanism, regularly monitor relevant products or services, and immediately verify the relevant situation if there are obvious quality problems during the service provision process, take necessary measures, clarify the deadline for repair completion, and complete the repair work in a timely manner.

9.6	Party B undertakes that if the products or services provided by Party B involve the collection of internal information of Party A or the privacy of Party A’s customers during operation, Party B will minimize data collection and retention, and will not provide data to other third parties for purposes other than completing transactions/services, and will not delete data after the specified time.

9.7	Party B shall establish a data security and privacy protection system, adopt comprehensive measures for data security and privacy protection, develop emergency plans for abnormal situations such as data breaches, and comply with them in daily management work. If there is a violation of data security or privacy protection, Party B shall promptly report the relevant incident and corrective measures to Party A.

9.8	Party A has the right to continuously monitor the financial stability, internal control and security management, data security or privacy protection of Party B. When Party A discovers abnormal situations or situations that may lead to service abnormalities, Party A has the right to require Party B to correct them in a timely manner or to interview the senior management of Party B and demand rectification within a specified period of time. If Party B fails to correct, rectify or rectify within the prescribed time limit, or if Party B still does not meet the requirements of this contract and Party A after rectification, Party A has the right to terminate this contract, suspend or cancel Party B’s qualification as an outsourcing service provider; If Party B experiences changes in ownership or control, significant changes in business operations, deterioration of financial condition, internal management chaos, or other circumstances that affect Party B’s ability to perform, Party A has the right to terminate this contract.

9.9	Party B shall not engage in the following prohibited behaviors：

(1) Participate in any aspect of providing business services to clients by securities and fund operating institutions, or release information that may cause misunderstandings in their securities and fund business to investors, the general public, etc;

(2) Intercept, store, forward, and use operational data and customer information related to securities and fund business activities;

(3) Entrusting a third party to provide information technology services without the knowledge of the service recipient;

(4) The provided product or service related functions, operating procedures, system permissions, and parameter configurations violate current laws and regulations;

(5) Closing system interfaces or setting technical barriers without justifiable reasons;

(6) Publicly releasing network security information such as information security vulnerabilities, information system stress test results, or leaking undisclosed information to the society;

(7) Other behaviors prohibited by laws, regulations, and the China Securities Regulatory Commission;

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Article 10 Integrity in Professional Conduct

The clean and honest employment clause is an essential clause of this contract and has the same legal effect as other clauses of this contract. The parties to this contract agree to abide by the following clean and honest employment terms：

10.1	All parties shall comply with relevant laws and regulations in their business dealings, adhere to the principles of fair competition, compliant operation, honesty and trustworthiness, and clean cooperation, and shall not engage in any behavior that harms the aforementioned principles or the legitimate rights and interests of the other party. They shall not directly or indirectly transfer undue benefits to the other party, its staff, or other stakeholders, or seek undue benefits for themselves or others.

10.2	All parties are aware of the relevant laws and regulations on clean practice and the civil, administrative, criminal and other legal responsibilities involved. All parties and their staff shall conduct business in accordance with the law and regulations, and shall not solicit, accept, provide, or give any improper benefits beyond the scope of the contract to other parties, their staff, or other stakeholders in the following ways, including but not limited to：

(1)	Request, accept, or provide off the books secret kickbacks, gifts, gifts, real estate, cars, securities, equity, commission refunds, expense reimbursements, and other property, or provide convenience such as holding on behalf of the above-mentioned activities;

(2)	Request, accept or provide tourism, banquets, entertainment and fitness, or introduce clearly profitable business projects, materials, approvals or contracts, provide any financial or non-financial benefits such as decoration of housing, wedding and funeral activities, job arrangements, promotions, etc;

(3)	Requesting, accepting, or providing structured, high-yield, principal guaranteed financial products and other transactions that significantly deviate from fair prices;

(4)	Directly or indirectly requesting or providing insider information, undisclosed information, trade secrets, and customer information, indicating or implying that others are engaged in related trading activities;

(5)	Other behaviors that use improper means to convey or seek improper benefits, or other behaviors that violate the regulations of clean and honest practice.

10.3	Neither party shall engage in any behavior that violates the rules of integrity in the bidding process, agreement signing, and performance period of the project. If any staff member or other interested party of either party violates the regulations on clean and honest practice, the other party shall refuse to cooperate.

10.4	If either party fails to comply with the above commitments, it shall be deemed a breach of contract, and the breaching party shall bear corresponding breach of contract responsibilities. The non breaching party shall have the right to terminate the business cooperation relationship, and the relevant responsibilities shall be borne by the breaching party.

10.5	The term “other stakeholders” referred to in this clause refers to units and individuals who have a direct or indirect interest relationship with this agreement, excluding the staff of each party, including but not limited to affiliated parties, relatives and friends of staff, units or individuals entrusted to handle affairs related to this agreement, and units or individuals who use their power or influence to influence transactions under this agreement.

10.6	All parties should establish company regulations related to clean and honest practices, and require their respective staff to strictly comply with the requirements of clean and honest practices. If either party discovers that the staff or other stakeholders of the other party have engaged in behavior prohibited by this clause, they shall promptly and appropriately inform or notify the relevant parties.

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Article 11 Disputes and Arbitration

Any disputes arising from the execution of this contract and related to this contract shall be the right of either party to file a lawsuit with the people’s court where Party A is located. Except for issues that must be resolved during the litigation process, the remaining parts of the contract shall continue to be performed (except for those that result in the continuous expansion of losses for one party due to continued performance).

Article 12 Contract Effectiveness

12.1	This contract is valid from [***]. This contract shall come into effect upon the signature and seal (official seal or contract specific seal) of the authorized representatives of both parties. The original contract is in quadruplicate, with each party holding two copies, and shall have equal legal effect.

Article 13 Other agreed matters

13.1	Both parties agree to designate the following project contacts during the validity period of this agreement：

(a)	Party A’s project contact person： _____，phone： _____，

Email：_______________

(b)	Party B’s project contact person： _____，phone： _____，

Email：_______________

13.2	The project contact person assumes the following responsibilities：

(a)	Responsible for liaison between both parties of the agreement.

(b)	Responsible for preparing the necessary conditions for completing the agreement.

(c)	Responsible for handling relevant affairs involving both parties during the execution of the agreement.

(d)	Responsible for protocol review and acceptance.

If one party changes the project contact person, they shall promptly notify the other party in writing. Those who fail to notify in a timely manner and affect the performance of this agreement or cause losses shall bear corresponding responsibilities.

13.3	If there are any outstanding matters, both parties may explain them in the attachment or negotiate separately to sign a supplementary agreement. The attachment and supplementary agreement have the same legal effect as this contract.

Attachment Catalog：

(1)	Attachment 1: Order for Outsourced Service Requirements of Personnel in Information System

(2)	Attachment 2: Monthly Work Report of Outsourced Personnel of Information System

(3)	Attachment 3: Detailed Statement of Outsourcing Travel Expenses for Information System

(4)	Attachment 4: Authorization Letter for Outsourcing Service Orders of Information System

(5)	Attachment 5: Confidentiality Agreement for Outsourced Personnel of Information System

(6)	Attachment 6: Quotation Sheet for Outsourced Personnel of Information System

(There is no text below this page, which is the signature page of the contract)

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Party A：	Party B：	JAJI (Shanghai) Co., Ltd
(Stamp)	(Stamp)

Authorized Representative：	Authorized Representative：

Signed date：	Signed date：

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Attachment 1：

Order for Outsourced Service Requirements of Personnel in Information System

The following personnel have been classified by Party A and confirmed by both parties. The unit price quotation for personnel is as follows, and the cost will be settled based on the actual time of personnel on duty.

No	Name	Personnel category	Cost standard (yuan/month)	On duty time
1
2

Two copies of the personnel unit price confirmation letter shall be made, with each party holding one copy, and shall have the same legal effect as the contract. It shall come into effect from the date of signature or official seal by authorized representatives of both parties and shall remain in effect until the rights and obligations of both parties have been fulfilled.

Party A：	Party B：	JAJI (Shanghai) Co., Ltd

Authorized Representative：	Authorized Representative：

Signed date：	Signed date：

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Attachment 2：

Monthly Work Report of Outsourced Personnel of Information System：

Basic Information
Acceptance party (Party A)
Outsourced party (Party B)	JAJI (Shanghai) Co., Ltd.
Settlement period：

Name	Work months	Number of working days required for the current month	Actual working days of the month	Job content	Remarks

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Attachment 3

Detailed Statement of Outsourcing Travel Expenses for Information System

No	service bureau	Reimburser	Date of expense occurrence	Reimbursement number	Reimbursement amount					Total cost (yuan)	Total settlement amount (yuan)
					traffic expense	Catering expenses	hotel expense	Train flight cost	Travel allowance

Total

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Attachment 4：

Authorization Letter for Outsourcing Service Orders of Information System(Party A)

JAJI (Shanghai) Co., Ltd.：

For the convenience of our business dealings, our company hereby authorizes [***] as our authorized representative to sign the “IT Outsourcing Service Demand Order” and “IT Outsourcing Personnel Confidentiality Agreement”; The order and confidentiality agreement (original or fax) signed and confirmed by one of the authorized signing representatives are legal documents binding both parties. The signature and record of the authorized representative mentioned above are as follows：

Authorized company: _

Authorized person (signature)：

Our company is responsible for the authenticity of the authorized representative’s signature on the “Information System Outsourcing Service Demand Order” and the “Information System Outsourcing Personnel Confidentiality Agreement”. If any losses are caused to your company as a result, our company will be responsible for compensation.

This power of attorney shall come into effect from the date of completion of the seals of both parties to the autonomous contract and shall be valid for one year.

If both parties do not make a written request to terminate this agreement one month before the expiration of the validity period, the term of this authorization letter will be automatically extended for one year. If there are any changes during this period, our written notice shall prevail.

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Outsourcing Service Order Authorization Letter (Party B)

_：

For the convenience of our business dealings, our company hereby authorizes JAJI (Shanghai) Co., Ltd. our authorized representative to sign the “Outsourcing Service Demand Order” and “IT Outsourcing Personnel Confidentiality Agreement”; The order and confidentiality agreement (original or fax) signed and confirmed by one of the authorized signing representatives are legal documents binding both parties. The signature and record of the authorized representative mentioned above are as follows：

Authorized company： JAJI (Shanghai) Co., Ltd.

Authorized person (signature)：

Our company is responsible for the authenticity of the authorized representative’s signature on the “Information System Outsourcing Service Demand Order” and the “Information System Outsourcing Personnel Confidentiality Agreement”. If any losses are caused to your company as a result, our company will be responsible for compensation.

This power of attorney shall come into effect from the date of completion of the seals of both parties to the autonomous contract and shall be valid for one year.

If both parties do not make a written request to terminate this agreement one month before the expiration of the validity period, the term of this authorization letter will be automatically extended for one year. If there are any changes during this period, our written notice shall prevail.

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Attachment 5： Confidentiality Agreement for Outsourced Personnel of Information System

Information System

Party A：		(Hereinafter referred to as Party A)

Party B：	JAJI (Shanghai) Co., Ltd.	(Hereinafter referred to as Party B）

Party C：		(Hereinafter referred to as Party C）

Party C has arranged IT outsourcing personnel for Party B to Party A. Party A and Party B have signed the “Operation and Maintenance Outsourcing Service Cooperation Contract” on [date]. Party C is aware that there is no form of labor relationship or labor dispatch relationship between Party A and Party C. The three parties agree to abide by the following special confidentiality provisions regarding the confidentiality of Party A’s technical secrets by Party C during and after the service period with Party A:

Article 1 Confidential Information

The confidential information referred to in this agreement refers to the information and materials provided by Party A to Party C or developed by Party C during Party A’s service period, including computer software, data, protocols, source code, technical documents, etc. Information materials, regardless of their form, whether provided orally, in documents, in presentations, or in other forms, and whether recorded or marked as confidential information, do not affect their confidentiality.

Article 2 Job related works and inventions

The intellectual property rights related to inventions, creations, works, computer software, source code, technical documents or other trade secrets generated by Party C in the execution of Party A’s tasks, or mainly utilizing Party A’s resources, material and technical conditions, business information, etc. belong to Party A; Unless there is a prior contract between Party A and Party C regarding the right to apply for a patent and the ownership of the patent right, any invention or creation related to it shall still be considered as an invention of Party A.

Party C shall provide all necessary information and actions as requested by Party A, including application, registration, registration, etc., to assist and cooperate with Party A in obtaining and exercising relevant intellectual property rights

Article 3 Confidentiality Responsibility during the Service Period

The service period referred to in this agreement shall be marked by the time arranged by Party C to Party A, and the service period shall include Party C’s overtime hours outside of Party A’s normal working hours.

3.1	During the service period of Party A, Party C must comply with any written or unwritten confidentiality regulations and systems stipulated by Party A, and fulfill the corresponding confidentiality responsibilities for its services. If there are no provisions or unclear provisions in the confidentiality regulations and systems of Party A, Party C shall also take any necessary and reasonable measures in a cautious and honest manner to maintain the confidentiality of any technical secrets or other trade secret information belonging to Party A or third parties that Party A undertakes to keep confidential, which Party C knows and holds during the service period.

3.2	Except for the needs of performing the services, Party C undertakes that without the consent of Party A, Party C shall not disclose, inform, publicize, publish, impart, transfer or otherwise make any third party (including other employees of Party A who are not allowed to know such secrets according to the confidentiality system) aware of any technical secrets or other trade secrets belonging to Party A or others that Party A undertakes to keep confidential, nor shall Party C use such confidential information outside the performance of the services.

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3.3	Party C undertakes that during its service with Party A, without the prior consent of Party A, it shall not hold any position in other securities operating institutions, other enterprises and institutions, or social organizations that engage in the same or similar business or have competitive relationships with Party A, including but not limited to shareholders, partners, directors, supervisors, managers, employees, agents, consultants, etc.

Article 4 Confidentiality Responsibility after End of Service

The termination of services referred to in this agreement shall be based on the time when either party expressly terminates or rescinds Party C’s “IT outsourcing service demand order”.

4.1	Party C shall return all property belonging to Party A, including all carriers containing Party A’s confidential information, at the end of the service or upon request by Party A, and Party B shall not copy or retain any such materials without authorization.

4.2	Both parties agree that after the end of the service period, Party C shall still bear the same confidentiality obligations and the obligation not to use the relevant confidential information as during the service period, regardless of the reason for Party C’s termination of the service, for any technical secrets and other trade secrets belonging to Party A or third parties that Party A undertakes to keep confidential that Party C has come into contact with or learned of during Party A’s service period.

(1)	The period for Party B to assume confidentiality obligations is the first of the following (if not selected, it shall be deemed as indefinite confidentiality)

(2)	Indefinite confidentiality, unless the confidential information has become widely known to the public, or has been disclosed to the public without restriction by Party A, or has obtained Party A’s prior written consent.

(3)	Limited confidentiality period, calculated from the date of termination of the service.

Article 5 Liability for Breach of Contract

5.1	If Party C violates the above commitments during the service period and Party A is accused of infringement by a third party or causes economic losses to Party A, Party B shall be responsible for compensating Party A for all losses and bearing all expenses paid by Party A for responding to the lawsuit. If Party C violates the above commitments after leaving Party B and Party A is accused of infringement by a third party or causes economic losses to Party A, Party A has the right to claim compensation from Party C.

5.2	The provisions related to confidentiality matters in this agreement are an integral part of the rules and regulations of Party A. Any violation of this agreement shall be deemed a serious violation of the rules and regulations. Once a breach of contract as stipulated in the preceding paragraph occurs, Party A has the right to terminate Party C’s employment with Party B.

Article 6 Others

6.1	This agreement serves as an important supplement and integral part of the “Operation and Maintenance Outsourcing Service Cooperation Contract” between Party A and Party B, and has the same legal effect as the “Operation and Maintenance Outsourcing Service Cooperation Contract”.

6.2	If there is any inconsistency between the confidentiality obligations of this agreement and other relevant agreements, the provisions of this confidentiality agreement shall prevail.

6.3	This agreement is made in triplicate, with each party holding one copy, and shall come into effect from the date of signature.

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The above terms are voluntarily accepted by Party A, Party B, and Party C, and they clearly understand and comprehend the meaning of each term.

(No text below)

Party A：

Authorized Representative：

____Year ____Month____ Day

Party B：JAJI (Shanghai) Co., Ltd.

Authorized Representative：

____Year____ Month____ Day

Party C：

____Year____ Month ____Day

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Attachment 6： Quotation Sheet for Outsourced Personnel of Information System

Skill	Engineer level			Monthly cost per person (yuan)
Testers	Grade	Level	Skill Years Standard (Year)
	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
Data processing personnel	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
User Experience Design (UED)	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
JS/CSS/Html	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total

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Java	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
C#/C/C++	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
Ios/Android	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total
Python	junior	1	0~1
		2	1~2
		3	2~3
	intermediate	1	3~4
		2	4~5
		3	5~6
	senior	1	6~7
		2	7~8
		3	8~9
Total

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